Exhibit 99.1

Cornerworld to Acquire Sway Inc.

Thursday January 31, 10:00 am ET

DALLAS, Jan. 31 /PRNewswire-FirstCall/ -- Cornerworld Corp. (OTC Bulletin Board: CWRL - News) announced today that it has signed a letter of intent to purchase Sway Inc. (http://www.swayonline.com), a social media marketing company that sells sophisticated digital media tools to leading advertisers. Sway products enable central control for administering marketing campaigns across numerous platforms.

“Sway has pioneered the technology that helps top brands build their social networks,” said Scott Beck, Cornerworld CEO. “The Sway team’s expertise will help all creators with brand management, and market building.”

Sway’s flagship product, Shoutlet® (http://www.shoutlet.com), the comprehensive social media marketing tool that allows content distribution across multiple Web 2.0 platforms, is used by Sway to distribute campaigns for leading companies including eBay, Sara Lee, and Remington. It provides its customers with real-time results tracking and is an easy-to-use solution for professional campaign administration. The platform includes HTML e-mail, podcasts, video syndication, RSS (Really Simple Syndication) and SMS mobile phone text messaging.

Sway offers service and consulting in addition to its licensing. The company designs and executes precision campaigns for global brands that reach and engage their target audiences such as Wrigley and Miller Brewing.

“Gone are the days of banner ads and sponsored text links. Internet users demand a more interactive experience with advertisers. Sway’s tools deliver relevant, engaging content to social communities while simultaneously providing effective brand engagement for advertisers.” said Jason Weaver, Sway CEO.

Pursuant to the terms of the Letter of intent Cornerworld would acquire 100% of Sway for $30 million through a combination of cash and Cornerworld Corporation stock. The transaction is subject to execution of definitive agreements and there is no assurance that the transaction will be consummated.

About Cornerworld Corp.

Cornerworld is a free, groundbreaking business management and social networking platform that empowers independent content creators to share and profit from their skill, offering a mash-up of the best Web 2.0 Building from the lessons and success of its predecessor, Cornerband.com, Cornerworld offers free “business manager” services for anyone with sellable content. From comedians to candidates, musicians, models and movie-makers, Cornerworld is committed to celebrating individuality and fostering creation in an intuitive, trusted, grassroots environment. Cornerworld adds live video feeds and capture to enhance the social networking aspects of content sharing, and inserts new functionality that displays, rates and encourages interaction. Cornerworld is easy to visit and free to join in four levels of membership: amateurs, rated amateurs, instant professionals and professionals. For more information, visit http://www.cornerworld.com

About Sway Inc.

Sway, Inc. is a leading social media marketing company with offices in Madison, Wis. Founded in 2004, Sway executes highly targeted online marketing campaigns using Web 2.0 marketing tools such as HTML email, Podcasts, Really Simple Syndication (RSS), and Mobile Phone SMS text messaging. Sway’s proprietary online tools help companies reach their target audiences distribute content and measure results online. More information is available at http://www.swayonline.com.

Safe Harbor

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements can be identified by the words, “expects,” “continues,” “projects,” “hopes,” “believes,” “could,” and other similar words. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations and are not statements of fact, actual events and results may differ materially from those projected. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.